SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 27, 2009
Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	001-08896	75-2027937
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

8401 North Central Expressway
Suite 800	75225
Dallas, Texas	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 874-2323
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b) Resignation/Termination of Named Executive Officer. On March 27, 2009, Capstead Mortgage Corporation (the “Company”) and Anthony R. Page, Senior Vice President, Director of Commercial Mortgage Investments at the Company, mutually agreed on terms of his separation of service from the Company effective March 31, 2009. Mr. Page will continue to provide services to the Company in an advisory capacity on a temporary basis, as more fully described in item (c) below. The terms of the separation agreement were not material in amount or significance.
          (c) On March 27, 2009, the Company entered into an Advisory Agreement, effective April 1, 2009 (the “Advisory Agreement”), with Mr. Page pursuant to which Mr. Page will provide services to the Company in an advisory capacity in connection with the Company’s commercial mortgage loan investments for an initial term of six months, subject to certain extension provisions.
          The Advisory Agreement provides for the following payments: (i) a monthly base retainer fee of $30,000; (ii) a lump sum payment of $140,000 on September 30, 2009; (iii) under certain conditions, a lump sum payment equal to one percent (1.0%) of the outstanding aggregate principal balance of specified commercial mortgage loan investments; (iv) a contingency payment of between 0.25% and 0.50% of the aggregate principal balance recovered by the Company on specified commercial mortgage loan investments; (v) a contingency payment equal to 3.00% of the principal and interest recovered from the sale or disposition of the underlying collateral related to a specified commercial mortgage loan investment, up to a maximum contingency payment of $152,400; and (vi) reimbursement for reasonable business-related expenses.
          A copy of the Advisory Agreement is filed with this Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

10.1	Advisory Agreement, dated as of April 1, 2009, by and between Capstead Mortgage Corporation and Anthony R. Page (Confidential treatment has been requested with respect to the redacted portions of this agreement.)

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 2, 2009

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary